                                                                   Exhibit 10.01


                             EMPLOYMENT AGREEMENT
                             --------------------

     This Agreement ("Agreement") dated this 10th day of February, 1997 among Choice Hotels International, Inc. the "Employer"), a Delaware corporation with principal offices at 10750 Columbia Pike, Silver Spring, Maryland 20901, and Thomas Mirgon ("Employee"), sets forth the terms and conditions governing the employment relationship between Employee and Employer.

     1.  Employment.  During the term of this Agreement, as hereinafter defined,
         ----------
Employer hereby employs Employee as Senior Vice President -- Human Resources. Employee hereby accepts such employment upon the terms and conditions hereinafter set forth and agrees to faithfully and to the best of his ability perform such duties as are consistent with his position, and which may be from time to time assigned by Employer, its Board of Directors or its designees, such duties to be rendered at the principal office of Employer or at such other place or places as Employer shall require. Employee also agrees to perform his duties in accordance with policies established by Employer's Board of Directors, which may be changed from time to time.

     2.  Term.  Subject to the provisions for termination hereinafter provided,
         ----
the term of this Agreement shall begin on March 3, 1997 ("Effective Date") and shall terminate five (5) years thereafter (the "Termination Date"). The Termination Date shall automatically be extended for successive one year terms unless either party gives written notice no less than nine (9) months prior to the Termination Date that it elects not to extend the Termination Date.

     3.  Compensation.  For all services rendered by Employee under this
         ------------
Agreement during the term thereof, Employer shall pay Employee the following compensation:

     (a) Salary.  A base salary of Two Hundred Thirty Thousand Dollars
         ------
     ($230,000) per annum payable in accordance with Employee's standard payroll practices from time to time in effect. Such salary shall be reviewed on the first anniversary of the Effective Date and thereafter after the end of each fiscal year and may be increased at the discretion of Employer.

     (b) Incentive Bonus.  Employee shall have the opportunity to earn up to a
         ---------------
     maximum of Fifty Percent (50%) per annum of the base salary set forth in subparagraph 3(a) above in Employer's bonus plans as adopted from time to time by Employer's Board of Directors. For the Employer's 1997 fiscal year, the Employee's bonus shall be calculated on a pro rata basis from the Effective Date. Additionally, the Employer shall pay the Employee a one-time cash payment of $50,000, payable in two installments, $25,000 payable within thirty days of the Effective Date and $25,000 payable within thirty days of the first anniversary of the Effective Date.

     (c) Automobile.  Employer shall provide Employee with an allowance for
         ----------
     automobile expenses of $850 per month subject to withholding of usual taxes.

     (d) Stock Options.  Employee shall be eligible to receive options under the
         -------------
     Choice Hotels International, Inc. 1996 Long Term Incentive Plan ("LTIP"), or similar plan, to purchase Common Stock in accordance with the policy of the Choice Hotels Board of Directors as in effect from time to time. Additionally, Employer shall recommend to the Compensation Committee and to the Board of Directors at its next regularly scheduled meeting that the Employee be granted, as of the date of such Board approval, or as of his first day of employment with Employer, whichever is later, in accordance with the LTIP, 30,000 non-qualified stock options and 10,000 incentive stock options. Any such award shall be subject to (i) the approval of the Board of Directors and (ii) Employee executing Employer's standard stock option agreement in effect from time to time. Employee shall be eligible for additional grants in accordance with the policies specified in the LTIP.

     (e)   Other Benefits.  Employee shall, when eligible, be entitled to
           --------------
     participate in all other fringe benefits accorded headquarters employees of similar status by Employer as are in effect from time to time excluding incentive compensation or other programs not designed for a senior executive.

     (f)  Relocation Expenses.  Employee shall be entitled to all benefits under
          --------------------
     the Relocation Policy of Employer, as adopted in November 1996. Notwithstanding Section VII of the Relocation Policy, Employer will reimburse Employee for the reasonable costs of temporary lodging for a period of 90 days from the Effective Date and two return trips (economy class) per month until the earlier to occur of (i) the expiration of one
     (1) year from the Effective Date or (ii) the sale of Employee's home in Florida. Notwithstanding the foregoing, if, despite Employee's reasonable efforts, he is unable to sell his primary residence in Florida within 90 days from the Effective Date, Employer will reimburse Employee the reasonable costs of temporary lodging for up to an additional 90 days.

     4.  Extent of Services.  Employee shall devote his full professional  time,
         ------------------
attention, and energies to the business of Employer, and shall not during the term of this Agreement be engaged in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage; but the foregoing shall not be construed as preventing Employee from investing in the securities of a company that is listed on a national securities exchange or is regularly traded by national securities dealers, if such holdings are passive investments of one percent (1%) or less of the market value of the outstanding securities of such company and Employee does not hold positions of director, officer, employee or general partner. Employee warrants and represents that he has no contracts or obligations to others which would materially inhibit the performance of his services under this Agreement.

     5.  Disclosure and Use of Information.  Employee recognizes and
         ---------------------------------
acknowledges that Employer's and affiliates' present and prospective clients, franchises, contracts, development and marketing plans, acquisitions, operating data, policies and personnel, as they may exist from time to time, are valuable, special and unique assets of Employer's business. Throughout the term of this Agreement and for a period of two (2) years after its termination or expiration for whatever cause or reason, Employee shall not directly or indirectly, or cause others to,
(i) make use of or disclose to others any information relating to the business of Employer that has not otherwise been made public, including but not limited to Employer's present or prospective clients, franchises, contracts, development and marketing plans, acquisitions, operating data and policies, or (ii) without Employer's prior written consent, offer employment to or employ on behalf of Employee or any other person, any person who at any time is or has been within the preceding one (1) year an employee of Employer or any parent, subsidiary or affiliate of Employer or induce such person, directly or indirectly, to leave his or her employment. In the event of an actual or threatened breach by Employee of the provisions of this paragraph, Employer shall be entitled to injunctive relief restraining Employee from committing such breach or threatened breach. Nothing herein stated shall be construed as preventing Employer from pursuing any other remedies available to Employer for such breach or threatened breach, including the recovery of damages from Employee.

     6.  Notices.  Any notice, request or demand required or permitted to be
         -------
given under this Agreement shall be in writing, and shall be delivered personally to the recipient or, if sent by certified or registered mail to his residence in the case of Employee, or to its principal office in the case of the Employer. Such notice shall be deemed given when delivered if personally delivered or within three days of mailing if sent certified or registered mail.

     7.  Elective Positions; Constructive Termination.
         --------------------------------------------

     (a) Nothing contained in this Agreement is intended to nor shall be construed to abrogate, limit or affect the powers, rights and privileges of the Board of Directors or stockholders to remove Employee from the positions set forth in Section 1, with or without Cause (as defined in Section 10 below), during the term of this Agreement or to elect someone other than Employee to those positions, as provided by law and the By-Laws of Employer.

     (b) If Employee is Constructively Terminated (as defined in Section 7(b) below) it is expressly understood and agreed that Employee's rights under this Agreement shall in no way be prejudiced, Employee shall not, thereafter, be required to perform any services under this Agreement and Employee shall be entitled to receive compensation referred to in Section 3 above, except any rights to receive new stock option grants or rights to ungranted and unvested stock options. Employee upon removal shall not be required to mitigate damages but nevertheless shall be entitled to pursue other employment, and Employer shall be entitled to receive as an offset and thereby reduce its payment by the amount received by Employee from any other employment. As a condition to Employee receiving his compensation from Employer, Employee agrees to permit verification of his employment records and income tax returns by an independent attorney or accountant, selected by Employer but reasonably acceptable to Employee, who agrees to preserve the confidentiality of the information disclosed by Employee except to the extent required to permit Employer to verify the amount received by Employee from other active employment. Employer shall receive credit for unemployment insurance benefits, social security insurance or like amounts actually received by Employee.

     (c) For purposes of this Section 7, "Constructively Terminated" shall mean removal or termination of Employee other than in accordance with Section 10, assignment of duties by the Employer inconsistent with Section 1, a change in Employee's title or the line of reporting set forth in Section 1 or any other material breach of this Agreement by Employer provided Employer shall be given fourteen days advance written notice of such claim of material breach, which written notice shall specify in reasonable detail the grounds of such claim of material breach. Except in the case of bad faith, Employer shall have an opportunity to cure the basis for Constructive Termination during the fourteen day period after written notice.

     8.  Waiver of Breach.  The waiver of either party of a breach of any
         ----------------
provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     9.  Assignment.  The rights and obligations of Employer under this
         ----------
Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. The obligations of Employee hereunder may not be assigned or delegated.

     10.  Termination of Agreement.  This Agreement shall terminate upon the
          ------------------------
following events and conditions:

     (a)  Upon expiration of its term.

     (b) For Cause which means, refusal to carry out material duties and instructions of the Employer's Board of Directors consistent with the position, material dishonesty, a material violation or a willful breach of this Agreement, conviction of a felony involving moral turpitude, fraud or misappropriation of corporate funds or any willful acts or omissions inimical to or contrary to material policies of Employer not arbitrarily
     applied in the case of Employee.   Employee shall be entitled to fourteen
     (14) days of advance written notice of any such termination, except where the basis for the termination constitutes conduct on the part of Employee involving dishonesty or bad faith, and in such latter cases, the termination shall be effective upon the sending of notice. Such written notice shall specify in reasonable detail the grounds for Cause. Except in the case of material dishonesty, bad faith, conviction of a felony or fraud, Employee shall have an opportunity to cure the basis for termination during the fourteen (14) day period after written notice.

     (c) Subject to state and federal laws, if Employee is unable to perform the essential functions of the services described herein for more than 180 days (whether or not consecutive) in any period of 365 consecutive days, Employer shall have the right to terminate this Agreement by written notice to Employee. In the event of such termination, all non-vested obligations of Employer to Employee pursuant to this Agreement shall terminate.

     (d) In the event of Employee's death during the term of this Agreement, the Agreement shall terminate as of the date thereof.

     11.    Entire Agreement.  This instrument contains the entire agreement of
            ----------------
the parties. It may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. This Agreement shall be governed by the laws of the State of Maryland, and any disputes arising out of or relating to this Agreement shall be brought and heard in any court of competent jurisdiction in the State of Maryland.

     12.    Board Approval.  Notwithstanding any other provision to the
            ---------------
contrary, this Agreement and all of its term are subject to the approval of the Employer's Board of Directors and shall not be valid, binding or enforceable prior to such approval being given.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

                              Employer:

ATTEST:                       CHOICE HOTELS INTERNATIONAL, INC.


__________________________    By: ______________________________
                                    William R. Floyd
                                    Vice Chairman and Chief Executive Officer



WITNESS:                      Employee:


__________________________    __________________________________
                              Thomas Mirgon